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Exhibit 99(a)



                                  FRED'S, INC.

                             MEMPHIS MARRIOTT HOTEL
                          2625 THOUSAND OAKS BOULEVARD
                            MEMPHIS, TENNESSEE 38118

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 20, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Michael J. Hayes and David A. Gardner, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Special Meeting of the Stockholders of Fred's, Inc. to be held on August 20, 1996, at 10:00 a.m., local time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

         1. Approval of the Agreement and Plan of Merger, dated as of May 7, 1996 (the "Merger Agreement") among Fred's, Inc. (the "Company"), FR Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub") and Rose's, Inc. ("Rose's"), pursuant to which Sub will merge with and into Rose's, which will result in Rose's becoming a wholly-owned subsidiary of the Company (the "Merger").

                  [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

         2. Approval of the issuance of shares of the Company's Common Stock, no par value (the "Company Common Stock"), in connection with the Merger Agreement, including the issuance of shares of Company Common Stock in the Merger and upon the exercise of stock options and warrants of Rose's which, pursuant to the terms of the Merger Agreement, following the Merger will constitute options and warrants to purchase shares of Company Common Stock (the "Rose's Options").

                  [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

         3. Approval and Adoption of an Amendment to the Company's 1993 Incentive Plan. Approval and adoption of an amendment to the Company's 1993 Long Term Incentive Plan (the "Incentive Plan") to increase the number of shares of Company Common Stock issuable under the Incentive Plan by 750,000 shares from 185,000 shares to 935,000 shares.

                  [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN


         4. Election of Directors for the term set forth in the Joint Proxy Statement/Prospectus.

                 [ ] FOR all nominees listed below         [ ] WITHHOLD ALL AUTHORITY*
                 (except as marked to the contrary below)  to vote for all nominees listed below

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                 THROUGH THE NOMINEE'S NAME BELOW.

                 Michael J. Hayes   David A. Gardner       John R. Eisenman   Roger T. Knox

         5. Ratification of PRICE WATERHOUSE LLP as the independent public accountants of the Company.

                  [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

         6. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting, or any adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF. The undersigned acknowledges receipt of Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus, and hereby revokes all proxies heretofore given by the undersigned for said Special Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.
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Dated ________________________, 1996


- --------------------------------------------------------
  Signature of Stockholder


- --------------------------------------------------------
 Signature of Stockholder (if held jointly)

 Please Date this Proxy and
 Sign Your Name or Names
 Exactly as Shown Hereon. When
 Signing as an Attorney,
 Executor, Administrator,
 Trustee or Guardian, Please
 Sign Your Full Title as Such.
 If There Are More than One
 Trustee, or Joint Owners, All
 must Sign. Please Return the
 Proxy Card Promptly Using the
 Enclosed Envelope